EXHIBIT 32.1

CERTIFICATE OF CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

OF

VYYO INC.

In connection with the Quarterly Report of Vyyo Inc. (the “Company”) on Form 10-Q for the quarter ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Wayne H. Davis, as Chief Executive Officer of the Company, and Robert K. Mills, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Wayne H. Davis
Wayne Davis
Chief Executive Officer
February 14, 2008

/s/ Robert K. Mills
Robert K. Mills
Chief Financial Officer
February 14, 2008